UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2009

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	0-29786	91-0538859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311
Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 15, 2009, the Board of Directors of Mines Management, Inc. (the “Company”) approved the First Amendment (the “Amendment”) to the Bylaws of the Company (the “Bylaws”).  Pursuant to the Amendment, Article II, Section 10 was added to the Bylaws to require a shareholder who seeks to present business or to nominate directors for election at a shareholders’ meeting to provide notice to the Company in advance of the meeting and to include in such notice certain disclosures about the shareholder and the business to be proposed.  Article II, Section 8 of the Bylaws was amended to (a) eliminate cumulative voting rights set forth in the Bylaws to make them consistent with the Company’s Articles of Incorporation, which prohibit such voting and (b) eliminate the Bylaw provision requiring that the record date for any shareholder meeting be not more than forty (40) days prior to the date of such meeting, rather than seventy (70) days, as permitted by Section 30-1-707 of the Idaho Business Corporation Act.

The Amendment became effective upon its approval by the Board of Directors.  The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment and the Bylaws.  A copy of the Amendment is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

ITEM 9.01         Financial Statements And Exhibits

(d)         Exhibits

Exhibit No.	Description
3.2	First Amendment to the Bylaws of Mines Management, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 20, 2009

Mines Management, Inc.

By:	/s/ James H. Moore
James H. Moore
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	First Amendment to the Bylaws of Mines Management, Inc.